UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

MUELLER WATER PRODUCTS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	20-3547095
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

4211 W. Boy Scout Blvd. Tampa FL 33607	33607
(Address of Principal Executive Offices)	(Zip Code)

Securities Act registration statement file number to which this form relates:	333-131536
(If applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Series B common stock, par value $.01 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1:   Description of Registrant’s Securities to be Registered.

A description of the Series B common stock, par value $.01 per share (the “Series B Common Stock”), of Mueller Water Products, Inc. (the “Registrant”) is contained in a prospectus relating to the Registrant’s Registration Statement on Form S-1 (File No. 333-131536) filed with the Securities and Exchange Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended (such prospectus as filed pursuant to 424(b), the “Prospectus”), on May 26, 2006.  The description of the Series B Common Stock contained in the Prospectus under the heading “Description of Capital Stock” is hereby incorporated by reference into this Form 8-A.

Item 2:   Exhibits.

3.1	Restated Certificate of Incorporation of Mueller Water Products, Inc. (1)

3.2	Restated Bylaws of Mueller Water Products, Inc. (2)

(1)             Incorporated by reference to Exhibit 3.1 to Mueller Water Products, Inc. Form 8-K (File no. 001-32892) filed on May 30, 2006.

(2)             Incorporated by reference to Exhibit 3.2 to Mueller Water Products, Inc. Form 8-K (File no. 001-32892) filed on May 30, 2006.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

MUELLER WATER PRODUCTS, INC.

Date: November 17, 2006	By:	/s/ Victor P. Patrick
Name: Victor P. Patrick
Title: Vice President and Secretary

MUELLER WATER PRODUCTS, INC.

EXHIBIT INDEX

Exhibit No.	Description

3.1	Restated Certificate of Incorporation of Mueller Water Products, Inc. (1)

3.2	Restated Bylaws of Mueller Water Products, Inc. (2)

(1)                  Incorporated by reference to Exhibit 3.1 to Mueller Water Products, Inc. Form 8-K (File no. 001-32892) filed on
May 30, 2006.

(2)                  Incorporated by reference to Exhibit 3.2 to Mueller Water Products, Inc. Form 8-K (File no. 001-32892) filed on May 30, 2006.